Aurora Appoints Ossa Fisher as Company President
Fisher joins the company during a pivotal year as Aurora prepares for autonomous trucking commercial launch in 2024

PITTSBURGH - JANUARY 30, 2023 - Aurora Innovation, Inc. (NASDAQ: AUR), a leading autonomous vehicle company, today announced it has appointed Ossa Fisher as the company’s president. Fisher brings more than 20 years of leadership experience to Aurora, spanning strategy, operations, and business functions across a wide variety of technology organizations. As the company focuses on scaling operations and preparing for commercial launch in 2024, Fisher will play a pivotal role in supporting and advancing these critical initiatives.

Fisher is expected to begin in February and will be joining Aurora from Istation, where she has served as president and chief operating officer since 2019 and oversaw a number of the company’s functions including engineering, product, sales, marketing, customer success, and more. Prior to this, Fisher held other leadership roles at the e-learning platform since joining in 2015, including two years as chief marketing officer, before expanding her role and responsibilities. Fisher’s previous roles include serving as a senior vice president of strategy and analytics at Match Group and being named a partner at Bain & Company where she was a leader in the technology, media and telecom practice.

In her role as president, Fisher will report directly to Aurora’s co-founder and Chief Executive Officer Chris Urmson.

“We are on the cusp of an autonomous breakthrough that will transform how people and goods move through the world,” said Fisher. “Aurora’s vision, commitment to safety and world-class partnerships have positioned the company to deliver an autonomous trucking product that will define the industry for years to come. I’m incredibly excited and humbled to join the Aurora team and be part of this journey.”

“This will be a historic year for Aurora as we prepare our autonomous trucking fleet for commercial launch,” said Urmson. “I’m confident Ossa’s experience and leadership will help us unlock greater efficiencies across our operations and further strengthen our existing relationships with industry-leading partners.”

Fisher will be based in Dallas near Aurora’s current center for vehicle operations as the company continues to expand deliveries and shipments for pilot customers between Dallas and Houston as well as between Fort Worth and El Paso. Over the last two years, Aurora’s team in Dallas has expanded at a rapid pace, growing from less than 20 people at the end of 2020 to nearly 120 by the end of 2022 as operations continue to scale for commercial launch.

About Aurora
Aurora (Nasdaq: AUR) is delivering the benefits of self-driving technology safely, quickly, and broadly to make transportation safer, increasingly accessible, and more reliable and efficient than ever before. The Aurora Driver is a self-driving system designed to operate multiple vehicle types, from freight-hauling semi-trucks to ride-hailing passenger vehicles, and underpins Aurora Horizon and Aurora Connect, its driver-as-a-service products for trucking and ride-hailing. Aurora is working with industry leaders across the transportation ecosystem, including Toyota,

FedEx, Volvo Trucks, PACCAR, Uber, Uber Freight, U.S. Xpress, Werner, Covenant, Schneider, and Ryder. For Aurora’s latest news, visit aurora.tech and @aurora_inno on Twitter.

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This Press Release contains certain forward-looking statements within the meaning of the federal securities laws. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including but not limited, to those statements around Aurora’s operations and the development, commercialization or market impact of Aurora’s products. These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading “Risk Factors” section of Aurora Innovation, Inc.’s (“Aurora”) Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the SEC on November 3, 2022, and other documents filed by Aurora from time to time with the SEC, which are accessible on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. Aurora undertakes no obligation to update forward-looking statements to reflect future events or circumstances.

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